LEASE AGREEMENT TERMS AND CONDITIONS

                    DATED               2000
                        HARBING LIMITED
                               to

                             LEASE

                               of


                  Unit 9, Kemble Business Park
                           Malmesbury
                           Wiltshire



Term of Years 20 years

from the [25th] day of [March] 2020

               Expires        2002

Rent £40,000.00 per annum exclusive (subject to review)


                      Messrs. Gordon Dadds
                        80 Brook Street
                            MAYFAIR
                         London W1Y 2DD
                       Tel. 0171 493 6151
           Ref. AO/MT/HARVING LEASE.Unit 9/2704.2000


                               CONTENTS

1. PARTICULARS


2. DEFINITION


3. INTERPRETATION


4. DEMISE


5. TENANT'S CONVENATS


               1.   Rent and service charges
               2.   Outgoings & VAT
               3.   Electricity Gas etc
               4.   Repair Cleaning Decoration
               5.   Waste & Alterations
               6.   Aerials Signs & Adverts
               7.   Statutory obligations
               8.   Landlords access & Notice to repair
               9.   Alienation
               10.  Nuisance etc. & Residential Restrictions
               11.  Payment of Proportion of Expenses
               12.  Landlords Costs
               13.  Planning Acts
               14.  Plans Documents & Information
               15.  Indemnities
               16.  Reletting Boards
               17.  Encroachments
               18.  Yield Up
               19.  Interest on arrears
               20.  Statutory Notices etc
               21.  Keyholders
               22.  Sale of Reversion
               23.  Defective Premises
               24.  New Guarantor
               25.  Landlords Rights
               26.  User
               27.  Ceiling and Floor Loading
               28.  Contamination

     6.   LANDLORDS COVENANTS

               1.   Quiet Enjoyment
               2.   Maintenance of common facilities

     7.   INSURANCE

               1.   Landlord to insure
               2.   Details of insurance
               3.   Payment of insurance Rent
               4.   Suspension of Rent
               5.   Reinstatement and Termination
               6.   Tenants Insurance Covenants
               7.   Landlords Insurance Covenants

     8.   GUARANTORS COVENANTS

               1.   To pay observe & perform
               2.   To take lease on disclaimer
               3.   Payments following disclaimer

     9.   PROVISOS

               1.   Re-entry & distress
               2.   Exclusion of use warranty
               3.   Entire understanding
               4.   Representations
               5.   Licenses etc
               6.   Tenants property
               7.   Compensation on vacating
               8.   Service of Notices
               9.   Break clause
               10.  Arbitration



FIRST SCHEDULE
The Premises


FIRST PART
Rights Granted

SECOND PART
Rights Reserved


SECOND SCHEDULE
Rent Review


THIRD SCHEDULE
Services Charges



                    LEASE DATED:        2000


1.   PARTICULARS

          1.1.1   THE LANDLORD HARVING LIMITED whose
                  registered office is at


          1.1.2   THE TENANT


     1.2  THE PREMISES ALL THOSE premises known
          As Unit9, Kemble Business Park, Malmesbury,
          Wiltshire mor particularly described in the First
          Schedule hereto


     1.3  THE TERM 20 years from the [25th ] day of March
          2000


          1.4.1     RENT COMMENCEMENT DATE
                    the          Day of                        2000


     1.5  RENT FORTY THOUSAND POUNDS
          (£40,000) per annum subject to review in accordance with the provisions of the Second Schedule hereto


     1.6 INTEREST RATE 4% per year above base lending rate of Lloyds Bank Plc or such other Bank (being a member of The Committee of London and
          Scottish Banks) as the Landlord
          may from time to time nominate
          In writing

     1.7 PERMITTED USER A use specified in Class B1 (c) or B2 or B8 of the Schedule to the Town and Country
          Planning (Use Classes) order 1987 with
          ancillary offices.


2.   DEFINITIONS

     2.1 For all purposes of this Lease the terms defined in Clause 1 and 2 have the meanings specified

     2.2 "Insurance Rent" means the sums which the Landlord shall from time to time pay by way of premium:
          2.2.1 for insuring the Premises in accordance with its obligations contained in the Lease

          2.2.2 and for insuring such amount and on such terms as the Landlord shall consider appropriate or shall be reasonable against all liabilities of the Landlord to third parties arising out of or in connection with any matter including or relating to the Premises

     2.3 "Insured Risks" means fire lighting storm tempest explosion aircraft (including articles dropped therefrom) aerial devises riot civil commotion malicious persons and vandals earthquake flood bursting and overflowing of water pipes tanks and other apparatus and impact from vehicles and subsidence heave and landslip (provided such cover is generally available for the type of buildings on the Premises) and such other risks as are normally covered by a comprehensive buildings insurance policy and such further risks as the Landlord from time to time in its reasonable discretion may think fit to insure against

     2.4 "interest" means interest during the period from the date on which payment is due or notified to the Tenant to the date of payment both before and after judgment at the interest rate prevailing or if such base rate referred to in 1.6 ceases to exist such other rate of interest as is most closely comparable with the interest rate to be agreed between the parties or in default of agreement to be determined by the Surveyor action as an expert and not as an arbitrator

     2.5 "Surveyor" means any property qualified person or firm appointed by the Landlord to perform any of the functions of the Surveyor under the Lease (including an employee of the Landlord or Company that is a member of the same group as the Landlord within the meaning of Section 44 of the 1954 Act and including also the person or firm appointed by the Landlord to collect the rents)

     2.6 "the 1954 Act" means the Landlord and Tenant Act 1954 and all Statutes and Regulations and Orders included by virtue of Clause 3.13 hereof

     2.7 "Pipes" means all pipes sewers drains and apparatus for the supply of services or for the disposal of foul or surface water (including the septic tank serving the Premises and the outfall drainage (therefrom) mains ducts conduits gutters watercourses wires cables channels flues and all other conduction media and includes any fixings louvres cowls and other ancillary apparatus which are in on or under or which serve the Premises

     2.8  "The Plan" means the plan annexed to the Lease

     2.9 "The Planning Acts" means the Town and Country Planning Acts 1971 to 1990 and all Statutes Regulations and Orders included by virtue of Clause 3/13

     2.10 "The Arbitration Acts" means the Arbitration Act 1996

     2.11 "Rent" means the rent referred to in clause 1.5 of the Particulars of this Lease hereto and such term does not include Insurance Rent but the term "Rents" includes the Insurance Rent

     2.12 "The Estate" means Kemble Business Park Malmesbury Wiltshire as shown (for the purposes of identification only) edged green on the plan attached hereto

3.   INTERPRETATION

     3.1 The Landlord and the Tenant where the context so admits include the person or persons or Company for the time being entitled to the reversion immediately expectant on the determination of the Term and the Tenant's successors in title respectively at any time

     3.2 Where the Landlord the Tenant or any Guarantor for the time bing are two or more persons obligations expressed or implied to be made by or with such party are deemed to be made by or with such persons jointly and severally

     3.3 Words importing one gender include all other genders and works importing the singular include the plural and vice versa

     3.4 The expression "Guarantor" means any person who enters into covenants with the Landlord pursuant to Clauses 5.9.6

     3.5 The expression "the Term" includes the Contractual Term and any period of holding over or extension or continuance of the Contractual Term at common law

     3.6 References to "the last year of the Term' include the last year of the Term if the Term shall determine otherwise than by effluxion of time and references to "the expiration of the Term" include such other determination of the Term

     3.7 References to any right of the Landlord to have access to the Premises shall be construed as extending to any mortgage of the Premises and to all person authorised by the Landlord or mortgagee (including agents professional advisers contractors workmen and others) where such mortgage grants such rights of access to the mortgagee

     3.8 Any covenant by the Tenant not to do an act or thing shall be deemed to include an obligation to use reasonable endeavour not to permit or suffer such act or thing to be done by another person where the Tenant is aware that such act or thing is being done

     3.9 References to "consent of the Land" or words to similar effect mean a consent in writing signed by or on behalf of the Landlord and to " approved" and 'authorised' or words to similar effect mean (as the case may be) approved or authorised in writing by or on behalf of the Landlord

     3.10 The terms "the parties" or "party" mean the Landlord and/or the Tenant but except where there is an express indication to the contrary exclude the Guarantor

     3.11 "Development" has the meaning given by the Town and Country Planning Act 1990 Section 55

     3.12 Any references to a specific Statute include any statutory extension or modification amendment or re-enactment of such Statute and any Regulations or Orders made under such Statute and any general reference to "Statute or "Statutes" includes any Regulations or Orders made under such Statute or Statutes

     3.13 References in this Lease to any clause sub-clause or Schedule without further designation shall be construed as a reference to the clause sub-clause or Schedule to this Lease so numbered

     3.14 The clause paragraph and schedule headings and the tale of contents do not form part of this Lease and shall not be taken into account in its construction or interpretation

4.   DEMISE

     The Landlord demises to the Tenant the Premises TOGETHER WITH the rights and easements specified in the first part of the First Schedule EXCEPTING AND RESERVING to the Landlord and all those entitled to like rights the rights specified in the second part of the First Schedule TO HOLD the Premises to the Tenant for the Term SUBJECT to all rights easements privileges restrictions covenants and stipulations of whatever nature now affecting the Premises (but excluding any such matters contained in any legal charge or other security document) YIELDING AND PAYING to the Landlord

     4.1 The Rent payable without any deduction by equal quarterly payments in advance on the usual quarter days in every year and proportionately for any period of less than a year the first such payment being a proportionate sum in respect of the period from the Rent Commencement
          Date to and including the   day of                              2000

     4.2 By way of further rent the Insurance Rent payable on demand in accordance with clause 7

5.   THE TENANT'S COVENANTS

     The Tenant covenants with the Landlord:

     5.1  Rent and Service Charges

          5.1.1 to pay the Rents on the days and in the manner set out in this Lease and not to exercise or seek to exercise any right or claim to withhold Rents or any right or claim to legal or equitable set-off

          5.1.2 to make such payments by banker's order to any bank and account in the United Kingdom that the Landlord may from time to time nominate

          5.1.3 to pay the service charge calculated in accordance with the Third Schedule hereto on the dates stated there

     5.2  Outgoings and VAT

     To pay and to indemnify the Landlord against:

          5.2.1 all rates taxes assessments duties charges impositions and outgoings which are now or during the Term shall be charged assessed or imposed upon the Premises or upon the owner or occupier of them excluding any payable by the Landlord occasioned by receipt of the rents or by any disposition of dealing with or ownership of any interest reversionary to the interest created by this Lease and if the Landlord shall suffer any loss of rating relief which may be applicable to empty premises after the end of the Term by reason of such relief being allowed to the Tenant in respect of any period before the end of the Term to make good such loss to the Landlord and
          5.2.2 VAT (or any tax of a similar nature that may be substituted for it or levied in addition to it) chargeable in respect of any payment made by the Tenant under any of the terms of or in connection with this Lease or in respect of any payment made by the Landlord where the tenant agrees in this Lease to reimburse the Landlord for such payment and in respect of which the Landlord cannot obtain credit from the Revenue Authorities

     5.3  Electricity, Gas and other services consumed

          To pay the suppliers and to indemnify the Landlord against all charges for electricity gas water and other services consumed or used at or in relation to the Premises (including meter rents)

     5.4  Repair, cleaning, decoration etc

          5.4.1 From time to time and at all times to repair and if necessary rebuild the Premises and keep them in good and substantial repair excepting damage caused by an Insured Risk other than where and to the extent that the insurance money is irrevocable in consequence of any act or default of and under the Tenant's control

          5.4.2 To replace from time to time the Landlord's fixtures and fittings forming part of the Premises which may be or become beyond repair at any time during or at the expiration of the Term

          5.4.3 To keep the Premises in a clean and tidy condition and to clean the glass of all windows comprised in the Premises both inside and out at leaser once in every month of the Term

          5.4.4 To decorate the Premises when specified below on each occasion using the type of finish used previously all painting to be with at least two coats of good quality paint and all wallpaper and wall coverings to be of good quality:


                 5.4.4.1 The exterior of the Premises during every third year of the Term

                 5.4.4.2 The interior of the Premises including all internal steel work in every sic year of the term

                 5.4.4.3 In addition the whole of the property during the last year of the Term (howsoever determined) and on such occasion the colour of any paint and the pattern of any wallpaper or wall covering must be approved in advance by the Landlord

          5.4.5 Where the use of Pipes boundary structures or other things is common to the Premises and other property to be responsible for and to indemnify the Landlord against all sums due from and to undertake all work that is the responsibility of the owner lessee or occupier of the Premises in relation to those Pipes or other things

     5.5 Waste and Alterations

          5.5.1     Not to:

                  5.5.1.1  commit any waste

                  5.5.1.2   make any addition to the Premises

                  5.5.1.3   unite the Premises with any adjoining premises

                  5.5.1.4 make any structural alterations to the Premises or to make any alteration to the Premises save as permitted by the following provisions of this clause

          5.5.2 Not to make internal non-structural alterations to the Premisses without:

                  5.5.2.1 obtaining and complying with all necessary consents of any Competent authority and paying all charges of any such authority in respect of such consents

                  5.5.2.2 making an application supported by drawings and where appropriate a specification in duplicate prepared by an architect or member of some other appropriate profession (who shall supervise the work throughout to completion)

                  5.5.2.3 paying the fees of the Landlord an mortgagee and their respective professional advisers and

                  5.5.2.4 entering into such covenants as the Landlord may reasonable require as to the execution and reinstatement of the alterations and in the case of any works of a substantial nature the Landlord may require prior to the commencement of such works the provision by the Tenant of adequate security in the form of a deposit of money or the Provision of a bond as assurance to the Landlord that any works which may from time to time be permitted by the Landlord shall be fully completed if commenced

          5.5.3 Subject to the provisions of clause 5.5.2 not to make any internal nonstructural alterations to the Premises without the consent of the Landlord such consent not to be unreasonably withheld or delayed

          5.5.4 To remove any additional buildings additions alterations or improvements made to the Premises at the expiration of the Term if so requested by the Landlord and to make good any part of or parts of the Premises which may be damaged by such removal

          5.5.5 Not to make connection with the Pipes that serve the Premises otherwise than in accordance with plans and specifications approved by the Landlord such approval not to be unreasonably withheld or delayed subject to consent to make such connection having previously been obtained from the competent statutory authority or undertaker where appropriate

     5.6  Aerials, Signs and Advertisements

          5.6.1 Not to erect any pole mast or wire (whether in connection with telegraphic telephonic radio or television communication or otherwise) upon the Premises

          5.6.2 Not to affix to or exhibit on the outside of the Premises or to or through any window of the Premises nor display anywhere on the Premises any placard sign notice facia board or advertisement except any such advertising the Tenants business and any permitted by virtue of any consent given by the Landlord pursuant to a covenant contained in this Lease

     5.7  Statutory Obligations

          5.7.1 At the Tenant's own expense to execute all works and provide and maintain all arrangements upon or in respect of the Premises or the use to which the Premises are being put that are required in order to comply with the requirements of any Statute (Already or in the future to be passed) or any government department, local authority other public or competent authority or court of competent jurisdiction regardless of whether such requirements are imposed on the lessor lessee or the occupier and for which the tenant is liable hereunder

          5.7.2 Without prejudice to the generality of the above to comply in all respects with the provisions of any Statues and any other obligations imposed by law or by any byelaws applicable to the Premises or in regard to carrying on the trade or business for the time being carried on the Premises

     5.8  Access of Landlord and Notice to Repair

          5.8.1 To permit the Landlord at all reasonable times upon giving not more than three days notice in writing

                    5.8.1.1 to enter upon the Premises for the purpose of ascertaining that the covenants and conditions of this Lease have been observed and performed

                    5.8.1.2 to view (and open up floor and other parts of the Premises where such opening-up is required in order to view) the state of repair and condition of the Premises and

                    5.8.1.3 to give the Tenant (or leave upon the Premises) a notice specifying any repairs cleaning maintenance or painting that the Tenant has failed to execute in breach of the terms of this Lease and to request the Tenant to execute the same including the making Good of such opening-up (if any) if any such opening-up reveals a breach of the terms of this Lease

     5.8.2 Immediately to repair cleanse maintain and paint the Premises as required by such notice

     5.8.3 If within two months of the service of such a notice the Tenant shall not have commenced and be proceeding diligently with the execution of the work referred to in the notice or shall fail to complete the work within three months or if in the Landlord's Surveyor's reasonable opinion the Tenant is unlikely to have completed the work within such period to permit the Landlord to enter the Premises to execute such work as may be necessary to comply with the notice and to pay to the Landlord the reasonable and proper cost of so doing and all expenses incurred by the Landlord (including legal costs and surveyor's fees) within 14 days of written demand

     5.9  Alienation

          5.9.1 Not to hold on trust for another or (save pursuant to a transaction permitted by and effected in accordance with the provisions of this Lease) part with the possession of the whole or any part of the Premises or permit another to occupy the whole or any part of the Premises


          5.9.2 Not to assign or charge part only of the Premises and not to underlet the whole of the Premises

          5.9.3 Not to assign or charge the whole of the Premises without the prior consent of the Landlord such consent not to be unreasonably withheld or delayed

          5.9.4 Not to underlet part only of the Premises without first having obtained the prior consent of the Landlord (such consent not to be unreasonably withheld or delayed) subject to the provisions of clauses 5.9.8 to 5.9.13 hereof

          5.9.5 Prior to any permitted assignment to procure that the assignee enters into direct covenants with the Landlord to perform and observe all the Tenant's covenants and all other provisions during the residue of the Term


          5.9.6 On a permitted assignment to a limited company and if the Landlord shall so reasonably require to procure that at least two directors of the company or some other guarantor or guarantors reasonably acceptable to the Landlord enter into direct covenants with the Landlord in the form of the Guarantor's covenants contained in this Lease with "the Assignee' substituted for "the Tenant"

          5.9.7 Prior to the completion of a permitted assignment to execute and deliver to the Landlord a Deed of Guarantee (being an Authorised Guarantee Agreement within Section 16 of the Landlord and Tenant (Covenants) Act 1995) in a form reasonably required by the Landlord

          5.9.8 That each and every permitted underlease shall be granted without any fine or premium at a rent not less
                 (proportionately) than the then open market rental value of the premises such rent being payable in advance on the days on which Rent is payable under this Lease and shall contain provisions reasonably approved by the Landlords:

                 5.9.8.1 prohibiting the undertenant from doing or allowing any act or thing in relation to The underlet premises inconsistent with or in breach of the provisions of this Lease

                 5.9.8.2 for re-entry by the underlandlord on breach of any covenant by the undertenant

                 5.9.8.3 imposing an absolute prohibition against all disposition of or other dealings whatever with the Premises other than an assignment underletting or charge of the whole

                 5.9.8.4 prohibiting any assignment underletting or charge of the whole without the prior Consent of the Landlord under this Lease

                 5.9.8.5 prohibiting the undertenant from permitting another to occupy the whole or any Part of the Premises other than in accordance with the terms of the above sub-clauses

                 5.9.8.6 imposing in relation to any permitted assignment underletting or charge the same obligations for registration with the Landlord as are contained in this Lease in relation to dispositions by the Tenant and

                 5.9.8.7 imposing in relation to any permitted underletting the same obligations as are contained in clauses 5.9.8, 5.9.9, 5.9.10, 5.9.11, 5.9.13

                 5.9.8.8   incorporating a Break Clause in the terms of clause
                           9.9 of this Lease

                 5.9.8.9 Prior to any permitted underletting to procure that the undertenant enters into direct covenants with the Landlord to the like effect as those contained in Clauses 5.9.8, 5.9.9, 5.9.10, 5.9.11 and 5.9.13

     5.9.9 To enforce the performance and observe by every such undertenant of the provisions of the underlease and not at any time either expressly or by implication to waive any breach of the covenants or conditions on the part of any undertenant or assignee of any underlease not (without the consent of the Landlord such consent not to be unreasonably withheld or delayed) vary the terms of any
            permitted underlease 5.9.10    in relation to any permitted
            underlease if the rent is to be reviewed:

                  5.9.11.1 to ensure that the rent is reviewed in accordance with the terms of the uderlease

                  5.9.11.2 to give notice to the Landlord of the details of the determination of every rent review within 28 days

                  5.9.11.3 not to agree to reviewed rent with undertenant without the approval of the Landlord

                  5.9.11.4 where the underlease so provides not to agree that the third party determining the rent in default of agreement shall act as an arbitrator or as an expert without the approval of the Landlord

                  5.9.11.5 not to agree upon the appointment of a person to act as the third party determining the rent in default of agreement without the approval of the Landlord

                  5.9.11.6 incorporate as part of its submissions or representations to the third party such submissions or representations of the Landlord shall require

          5.9.12 Each every permitted underlease of part or parts of the Premises shall contain a provision excluding the provisions of
                  Section 24-28 of the Landlord and Tenant Act 1954 Part II

          5.9.13 With 28 days of any assignment charge underlease or sub-underlease or any transmission or other devolution relating to the Premises to produce for registration with the Landlord's solicitor such deed or document or a certified copy of it and to pay the Landlord's solicitor's reasonable charges for the registration of every such document such charges not being less than £20 (twenty pounds)

     5.10  Nuisance etc and Residential Restricitons

           5.10.1 Not to do nor allow to remain upon the Premises anything which may be or become or cause a nuisance annoyance disturbance inconvenience injury or damage to the Landlord or its tenants or the owners or occupiers of adjacent or neighbouring premises

           5.10.2 Not to use the Premises for a sale by auction or for any dangerous noxious noisy or offensive trade business manufacture or occupation nor for any illegal or immoral act or purpose

           5.10.3 Not to keep any animal fish reptile or bird anywhere on the Premises

     5.11  Payment of Proportion of Expenses

           To pay on demand to the Landlord or to whomsoever it may direct a fair proportion (to be assessed by the Landlord's surveyor whose decision shall be final except in the case of manifest error) of the costs (including surveyors managing agents and other professional fees) of repairing maintaining and replacing all party walls fences roofs and gutters and all sewers drains wires and cables which serve the Premises in common with other premises

     5.12  Landlord's Costs

           To pay to the Landlord on an indemnity basis all costs fees charges disbursements and expenses (including without prejudice to the generality of the above those payable to counsel solicitors surveyors and bailiffs) properly and reasonably incurred by the Landlord in relation to or incidental to:

           5.12.1 every application made by the Tenant for a consent or license required by the provisions of this Lease whether such consent or license is granted or refused or proffered subject to any lawful qualification or condition or whether the application is withdrawn unless such refusal qualification or condition is unlawful whether because it is unreasonable or otherwise

           5.12.2 the preparation and service of a notice under the Law of Property Act 1925 Section 146 or incurred by or in contemplation of proceedings under Sections 146 or 147 of that Act notwithstanding that forfeiture is avoided otherwise than by relief granted by the court

           5.12.3 the recovery or attempted recovery of arrears of rent or other sums properly due from the Tenant and

           5.12.4 any steps taken in contemplation of or in direct connection with the preparation and service of a schedule of dilapidation during op within 3 months after the expiration of the Term

5.13 The Planning Acts

           5.13.1 Not to commit any breach of planning control (such term to be construed as it is used in the Planning Acts) and to comply with the provisions and requirements of the Planning Acts that affect the Premises whether as to the Permitted User or otherwise and to indemnify (both during or following the expiration of the Term) and keep the Landlord indemnified against all liability whatsoever costs and expenses in respect of any contravention

           5.13.2 At the expense of the Tenant to obtain all planning permissions and to serve all such notices as may be required for the carrying out of any operations or user on the Premises by the Tenant which may constitute Development provided that no application for planning permission shall be made without the previous consent of the Landlord

           5.13.3 Subject only to any statutory direction to the contrary to pay and satisfy any charge or levy that may subsequently be imposed under the Planning Acts in respect of the carrying out or maintenance of any such operations or the commencement or continuance of any such user

           5.13.4 Notwithstanding any consent which may be granted by tile Landlord under this Lease not to carry out or make any alteration or addition to the Premises or any change of use until:

                   5.13.4.1 all necessary notices under the Planning Acts have been served and copies produced to the Landlord

                   5.13.4.2 all necessary permissions under the Planning Acts have been obtained and produced to the Landlord and

                   5.13.4.3 the Landlord has acknowledged that every necessary planning permission is acceptable to it such acknowledgement not to be unreasonably withheld or delayed the Landlord being entitled to refuse to acknowledge its acceptance of a planing permission on the grounds that any condition contained in it or anything omitted from it or the period referred to in it would in the reasonable opinion of the Surveyor be (or be likely to be) prejudicial to the
                             Landlord s interest   in the Premises whether
                             during or following the expiration of the Term

          5.13.5 Unless the Landlord shall otherwise direct to carry out and complete before the expiration of the Term

                   5.13.5.1 any works stipulated to be carried out to the Premises by a date subsequent to such expiration as a condition of any planning permission granted at the request of the Tenant and implemented by it for any Development begun before the expiration of the Term and

                   5.13.5.2 any Development begun upon the Premises in respect of which the Landlord shall or may be or become liable for any charge or levy under the Planning Acts

          5.13.6 In any case where a planning permission is granted subject to conditions and if the Landlord reasonably requires to provide security for the compliance with such conditions and not to implement the planning permission until security has been provided

          5.13.7 It reasonably required of the Landlord but at the cost of the Landlord to appeal against any refusal of planning permission or the imposition of any conditions on a planning permission relating to the Premises following an application by the Tenant

5.14    Plans Documents and Information

        If called upon to do so to produce to the Landlord or the Surveyor all plans documents and such evidence as the Landlord may reasonably require in order to satisfy itself that the provisions of this Lease have been complied with


5.15    Indemnities

        To be responsible for and to keep the Landlord fully indemnified against all damage damages losses costs expenses actions demands proceedings claims and liabilities made against or suffered or incurred by the Landlord arising directly or indirectly out of:

                   15.15.1 Any act or omission of the Tenant or any persons at the Premises expressly or Impliedly with the Tenant's authority and under the Tenant's control or

                   15.15.2 any breach or non-observance by the Tenant of the
                           covenants conditions or other provision of this Lease or any of the matters to which this demise is subject

5.16    Reletting Boards

        To permit the Landlord at any time during the last 6 months of the contractual term and at any time thereafter unless the Tenant shall have made a valid court application under Section 24 of the 1954 Act or otherwise be entitled in law to remain in occupation or to a new tenancy of the Premises (or sooner if the rents or any part of them shall be in arrear and unpaid for longer than 28 days) to enter upon the Premises and affix and retain on a suitable part of the Premises a notice for reletting the Premises and during such period to permit persons with the written authority of the Landlord or its agents at reasonable times of the day to view the Premises

5.17    Encroachments

        5.17.1 Not to stop up darken or obstruct any windows or light belonging to any other building on the Estate

        5.17.2 To take all reasonable steps to prevent any new window light opening doorway path passage pipe or other encroachment or easement being made or acquired in against out of or upon the Premises and to notify the Landlord immediately if any such encroachment or easement shall be made or acquired (or attempted to be made or acquired) and at the request and cost of the Landlord to adopt such means as shall reasonably be required to prevent such encroachment or the acquisition of any such easement

5.18    Yield Up

        At the expiration of the Term

        5.18.1 to yield up the Premises in repair and in accordance with the terms of this Lease

        5.18.2  to give up all keys of the Premises to the Landlord and

        5.18.3 to remove all signs erected by the Tenant in upon or near the Premises and immediately to make good any damage caused by such removal

5.19    Interest on Arrears

        5.19.1 If the Tenant shall fail to pay the Rents or any other sum due under this Lease within 14 days of the date due whether formally demanded or not (save for Rent or any other sum the amount of which was tote notified by the Landlord who has failed to do
                so) the Tenant shall pay to the Landlord Interest (compounded on each quarter day) on the Rents or other sum from the date when they were due to the date on which they are paid and such Interest shall be deemed to be rents due to the Landlord

         5.19.2 Nothing in the preceding clause shall entitle the Tenant to withhold or delay any payment of the Rents or any other sum due under this Lease after the date upon which they fall due or in any way prejudice affect or derogate from the rights of the Landlord in relation to such non-payment (including but without prejudice to the generality of the above) under the proviso for re-entry contained in this Lease

5.20     Statutory Notices etc

         To give full particulars to the Landlord of any notice direction order or proposal for the Premises made given or issued to the Tenant by any local or public authority within 14 days of receipt and if so required by the Landlord to produce it to the Landlord and without delay to take all necessary steps to comply with the notice direction or order of the Landlord to make or join with the Landlord at the joint expense of the Landlord and the Tenant in making such objection or representation against or in respect of any notice direction order or proposal as the Landlord shall reasonably deem necessary

5.21     Keyholders

         To ensure that at all times the Landlord has and the local Police force has written notice of the name home address and home telephone number of at least two keyholders of the Premises

5.22     Sale of Reversion etc

         To permit upon reasonable notice at any time during the Term prospective purchasers of or agents instructed in connection with the sale of the Landlord s reversion or of any other interest superior to the Term to view the Premises without interruption provided they are authorised in writing by the Landlord or its agents

5.23     Defective Premises

         To give notice to the Landlord of any defect in the Premises which might give rise to an obligation on the Landlord to do or refrain from doing. any act or thing in order to comply with the provisions of this Lease or the duty of care imposed on the Landlord pursuant to the Defective Premises Act 1972 or otherwise and at all times to display and maintain all notices which the Landlord may from time to time reasonably require to be displayed at the Premises relating to such duty of care

5.24     New Guarantor

         Within 14 days of the death during the Term of any Guarantor or of such person becoming bankrupt or having a receiving order made against him or having a receiver appointed under the Mental Health Act 1983 or being a company passing a resolution to wind up or entering into liquidation or having a receiver appointed to give notice of this to the Landlord and if so required by the Landlord at the expense of the Tenant within 28 days to procure some other person acceptable to the Landlord such acceptance not to be unreasonably withheld to execute a guarantee in respect of the Tenant s obligations contained in this Lease in the form of the Guarantor s covenants contained in this Lease

5.25     Landlord s Rights

         To permit the Landlord at all times during the Term to exercise without interruption or interference any of the rights granted to it by virtue of the provisions of this Lease

5.26     User
                   5.26.1   To use the Premises for the Permitted User only

                   5 26 2 Not to use or permit to be used the Premises or any part thereof for any illegal or immoral purpose or in a manner which in the reasonable opinion of the Landlord (which the Tenant agrees to accept without dispute) is or may become a nuisance or annoyance or disturbance to the Landlord or the owner or occupier of any neighbouring premises

                   5.26.3 Not to bring into the Premises anything of an explosive or inflammable nature

                   5.26.4 Not to hold an auction sale on the Premises nor allow anyone else to do so

                   5.26.5 Not to allow any materials manufactured or part manufactured goods tools machinery unroadworthy vehicles pallets packaging waste or rubbish to be stored in or left on any open land which is part of the Premises

5.27    Ceiling and Floor Loading

                    5.27.1 Not to bring or permit to remain upon the Premises any safes machinery goods or other articles which shall or may strain or damage the Premises or any part of them

                    5.27.2 Not without the consent of the Landlord to suspend anything from the ceiling of the Premises

                    5.27.3 On any application by the Tenant for the Landlords consent under paragraph

                    5.27.2 the Landlord may consult and obtain the advice of an engineer or other person in relation to the loading proposed by the Tenant and the Tenant shall repay to the Landlord on demand the fees of such engineer or other person

5.28 Contamination

      (a) The Tenant shall carry out all necessary works to remedy any contamination at the Premises which is required under any legislation in force from time to time during the Term or by order of any government regulatory or administrative authority resulting from acts or omissions by the Tenant its employees or agents at the Premises

      (b) The Tenant shall:-

               (i) indemnify the Landlord against all liability costs expenses loss or damage (including but not limited to clean up costs remediation costs legal and environmental consultancy expenses) arising from contamination at the Premises resulting from acts or omissions by the Tenant its employees or agents at the Premises

               (ii) indemnify the Landlord against any liability for claims from third parties or from any government regulatory or administrative authority resulting from contamination at or released from the Premises resulting from acts or omissions by the Tenant its employees or agents at the Premises

             (iii) indemnify the Landlord against liabilities arising out of or in connection with any breach liability or violation of any environmental law by the Tenant its employees or agents at the Premises

(c) In this clause "environmental law" means all laws regulations codes of practice circulars guidance notes and the like (whether in the United Kingdom or elsewhere) concerning the protection of human health or the environment or the condition of the workplace or the general transportation storage treatment or disposal of any dangerous substance and "dangerous substance" means any natural or artificial substance (whether in solid or liquid form or in the form of a gas or vapour and whether alone or in combination with any other substances) capable of causing harm to man or other living organism supported by the environment or of damaging the 2 environment or public health or welfare including but not limited to any controlled special hazardous toxic or dangerous waste

     2.   THE LANDLORD S COVENANTS
     The Landlord covenants with the Tenant:

6.1  Quiet Enjoyment

          To permit the Tenant peaceably and quietly to- hold and enjoy the Premises without any interruption or disturbance from or by the Landlord or any person claiming under or in trust for the Landlord or by title paramount

6.2 To maintain to the reasonable satisfaction of the Tenant the landscaping areas on the retained land the roadway edged blue on the plan the signage the sprinkler system all other areas over which the Tenant has a right of way any Pipes which are used by the Premises in common with any part of the retained land and if thought reasonably necessary by the Landlord a security system

6.3 To empty the septic tank serving the Premises when thought reasonably necessary by the Landlord

     3.   INSURANCE

7.1  Landlord to Insure

     The Landlord covenants with the Tenant to insure the Premises in the name of the Landlord and have the interest of the Tenant noted therein and such other persons as the Landlord may reasonably require unless such insurance shall be vitiated by any act of the Tenant or by anyone at the Premises expressly or by implication with the Tenant s authority and under the Tenant's control

7. 2          Details of the Insurance

     Insurance shall be effected:


          7.2.1 in such substantial and reputable insurance office or with such underwriters and through such agency as the Landlord may from time to time reasonably decide

          7.2.2     for the following sums:

                    7.2.2.1 such reasonable sum as the Landlord shall from time to time be advised by the Surveyor as being the full cost of rebuilding and reinstatement including architects surveyors and other professional fees fee payable upon any application for planning permission or other permits or consents that may be required in relation to the rebuilding or reinstatement of the Premises the cost of debris removal demolition site clearance any works that may be required by Statute and incidental expenses and

                    7.2.2.2 the loss of Rent payable under this Lease from time to time for three years
          7.2.3 against damage or destruction by the Insured Risks to the extent that such insurance may ordinarily be arranged for properties such as the Premises with an insurer of repute and subject to such excesses exclusions or limitations as the insurers may require

7.3  Payment of Insurance Rent

          The Tenant shall pay the Insurance Rent on the date of this Lease for the period from and including the Rent Commencement Date to the day before the next policy renewal date and subsequently the Tenant shall pay the Insurance Rent within fourteen days of a demand and (if so demanded) in advance but not more than one month in advance of the policy renewal date

7.4  Suspension of Rent

     7.4.1     If and whenever during the Term:

                     7.4.1.1 the Premises or any part of them are damaged or destroyed by any of the Insured Risks except one against which insurance may not ordinarily be arranged with an insurer of repute for properties such as the Premises unless the Landlord has in fact insured against that risk so that the Premises or any part of them are unfit for occupation or use and

                     7.4.1.2 payment of the insurance money is not refused in whole or in part by reason of any act or default of the Tenant or anyone at the Premises expressly or by implication with the Tenant s authority and under the Tenant s control the following provisions of this clause shall have effect

          7.4.2 When the circumstances contemplated in clause 7.4.1 arise the Rent or a fair proportion of the Rent according to the nature and the extent of the damage sustained shall cease to be payable until the Premises or the affected part shall have been rebuilt or reinstated so that the Premises or the affected part are made fit for occupation or use or until the expiration of three years from the destruction or damage whichever period is the shorter (the amount of such proportion and the period during which the Rent shall cease to be payable to be determined by the Surveyor acting as an expert and not as an arbitrator whose decision shall be final and binding save in the case of manifest error)

     7.5 Reinstatement and Termination if Prevented

7.5.1    If and whenever during the Term:

               7.5.1.1 the Premises or any part of them are damaged or destroyed by any of the Insured Risks or Insured Risks except one against which insurance may not ordinarily be arranged with an insurer of repute for properties such as the Premises unless the Landlord has in fact insured against that risk and

               7.5.1.2 the payment of the insurance money is not refused in whole or in part by reason of any act or default of the Tenant or anyone at the Premises expressly or by implication with the Tenant s authority and under the Tenant s control the Landlord shall use its reasonable endeavour to obtain all planning. permissions or other permits and consents that may be required under the Planning Acts or other Statutes (if any) to enable. The Landlord to rebuild and reinstate ('Permissions )

          7.5.2 Subject to the provisions of clauses 7.5.3 and 75.4 the Landlord shall as soon as the Permissions have been obtained or immediately where no Permissions are required apply all money received in respect of such insurance (except sums in respect of loss of Rent) in rebuilding or reinstating the Premises so destroyed or damaged

          7.5.3 For the purposes of this clause the expression 'Supervening Events means:

              7.5.3.1 the Landlord has failed despite using its reasonable endeavour to obtain the Permissions

              7.5.3.2 any of the Permissions have been granted subject to lawful condition with which it would be impossible for (or in all the circumstances it would be unreasonable to expect) the Landlord to comply

              7.5.3.3 some defect or deficiency in the site upon which the rebuilding or reinstatement is to take place would render the same impossible or would mean that the same could only be undertaken at a cost that would be unreasonable in all the circumstances

              7.5.3.4 the Landlord is unable to obtain access to- the site for the purposes of rebuilding or reinstating

              7.5.3.5 any other circumstances beyond the control of the Landlord

     7.5.4 The Landlord shall not be liable to rebuild or reinstate the Premises if and for so long as such rebuilding or reinstating is prevented by Supervening Events

     7.5.5 If upon the expiry of a period of three years commencing on the date of the damage or destruction the Premises have not been rebuilt or reinstated so as to be fit for the Tenant's occupation and use:

              7.5.5.1 the Term will absolutely cease but without prejudice to any rights or remedies that may have accrued to either party against the other.

              7.5.5.2 all monies received in respect of the insurance effected by the Landlord pursuant to this Clause shall belong to the Landlord

    7.6 Tenant s Insurance Covenants

                   The Tenant covenants with the Landlord;

    7.6.1 to comply with all the reasonable requirements and recommendations of the insurers notified to the Tenant

    7.6.2 not to do or omit anything that could cause any policy of insurance of or in relation to the Premises to become void or voidable wholly or in part and not (unless the Tenant shall have previously notified the Landlord and has agreed to pay the increased premium) to do anything by which additional insurance premiums may become payable

    7.6.3 to keep the Premises supplied with such fire fighting equipment as the insurers and the fire authority may require or as the Landlord may reasonably require and to maintain such equipment to their satisfaction and in efficient working order and at least once in every 6 months to cause any sprinkler system and other fire fighting equipment to be inspected by a competent person

    7.6.4 not to store or bring onto the Premises any article substance or liquid of a specially combustible inflammable or explosive nature and to comply with the requirements and recommendations of the fire authority and the reasonable requirements of the Landlord as to fire precautions relating to the Premises

    7.6.5 not to obstruct the access to any fire equipment or the means of escape from the Premises nor to lock any fire door while the Premises are occupied

    7.6.6 to give notice to the Landlord immediately upon the happening of any event which might affect any insurance policy on or relating to the Premises or upon the happening of any event against which the Landlord may have insured under this Lease

    7.6.7 immediately to inform the Landlord in writing of any conviction judgment or finding of any court or tribunal relating to the Tenant of such a nature as to be likely to affect the decision of any insurer or underwriter to grant or to continue any such insurance

    7.6.8 if at any time the Tenant shall be entitled to the benefit of any insurance on the Premises (which is not effected or maintained in pursuance of any obligation contained in this Lease) to apply all money received by virtue of such insurance in making good the loss or damage in respect of which such money shall have been received

    7.6.9 if and whenever during the Term the Premises or any part of them are damaged or destroyed by an Insured Risk and the insurance money under the policy of insurance effected by the Landlord pursuant to its obligations contained in this Lease is by reason of any act or default of the Tenant or anyone at the Premises expressly or by implication with the Tenant s authority and under the Tenant s control wholly or partially irrecoverable immediately in every such case (at the option of the Landlord) either:

              7.6.9.1 to rebuild and reinstate at its own expense the Premises or the part destroyed or damaged to the reasonable satisfaction and under the supervision of the Surveyor the Tenant being allowed towards the expenses of so doing upon such rebuilding and reinstatement being completed the amount (if any) actually received in respect of such destruction or damage under any such insurance policy or

              7.6.9.2 to pay to the Landlord on demand with Interest the amount of such insurance money so irrecoverable in which event the provisions of clause 7.4 and 7.5 shall apply

              7.6.9.3 to pay on demand (but not more than once every 12 months) the cost of insurance valuation of the Premises

     7.7 Landlord s Insurance Covenants

         The Landlord covenants with the Tenant in relation to the policy of insurance effected by the Landlord pursuant to its obligations contained in this Lease 7.7.1 to produce to the Tenant on demand (but not more than once in any year of the Term) a copy of the policy and the last premium renewal receipt or reasonable evidence of the terms of the policy and the fact that the last premium has been paid

          7.7.2 to procure that the interest of the Tenant is noted or indorsed on the policy

          7.7.3 to notify the Tenant of any material change in the risks covered by the policy from time to time and

          7.7.4 to produce to the Tenant on demand written confirmation from the insurers that they have agreed to waive all rights of subrogation against the Tenant

     8.  THE GUARANTOR S COVENANTS

The Guarantor (if any) covenants with the person named in clause 1.1.1 and without the need for any express assignment with all its successors in title that:

          8.1  To Pay Observe and Perform

         During the Term the Tenant shall punctually pay the Rents and observe and perform the covenants and other terms of this Lease and if at any time during the Term the Tenant shall make any default in payment of the Rents or in observing or performing any of the covenants or other terms of this Lease the Guarantor will pay the Rents and observe or perform the covenants or terms in respect of which the Tenant shall be in default and make good to the Landlord on demand and indemnify the Landlord against all losses damages costs and expenses arising or incurred by the Landlord as a result of such nonpayment non-performance or non-observance notwithstanding:

     8.1.1 any time or indulgence granted by the Landlord to the Tenant or any neglect or forbearance of the Landlord in enforcing the payment of the Rents or the observance or performance of the covenants or other terms of this Lease or any refusal by the Landlord to accept Rents tendered by or on behalf of the Tenant at a time when the Landlord was entitled (or would after the service of a notice under the Law of Property Act 1925 Section 146 have been entitled) to re-enter the Premises

     8.1.2 that the terms of this Lease may have been varied by agreement between the parties

     8.1.3 that the Tenant shall have surrendered part of the premises in which event the liability of the Guarantor under this Lease shall continue in respect of the part of the Premises not so surrendered after making any necessary apportionments under the Law of Property Act 1925 Section 140 and

     8.1.4 any other act or thing by which but for this .provision the Guarantor would have been released

     8.2 To take Lease following Disclaimer

If at any time during the Term the Tenant (being an individual) shall become bankrupt or (being a company) shall enter into liquidation and the trustee in bankruptcy or liquidator shall disclaim this Lease the Guarantor shall if the Landlord shall by notice within 60 days after such disclaimer so require take from the Landlord a Lease of the Premises for the residue of the Contractual Term which would have remained had there been no disclaimer at the Rents then being paid under this Lease and subject to the same covenants and terms as in this Lease (except that the Guarantor shall not be required to procure that any other person is made a party to that Lease as guarantor) such new lease to take effect from the date of such disclaimer and in such case the Guarantor shall pay the costs of such new Lease and execute and deliver to the Landlord a counterpart of it

    8.3 To make Payments following Disclaimer

If this Lease shall be disclaimed and for any reason the Landlord does not require the Guarantor to accept a new lease of the Premises in accordance with clause 8.2 the Guarantor shall pay to the Landlord on demand an amount equal to the difference between any money received by the Landlord for the use or occupation of the Premises and the Rents in both cases for the period commencing with the date of such disclaimer and ending on whichever is the earlier of the following dates:

        8.3.1    the date 6 months after such disclaimer and

        8.3.2    the date (if any) upon which the Premises are relet

9.  PROVISOS

     9.1 Re-Entry
     If and whenever during the Term;

         9.1.1 the Rents (or any of them or any part of them) under this Lease are outstanding for 21 days after becoming due whether formally demanded or not (except in the case of Insurance Rent) or

         9.1.2 there is a breach by the Tenant or the Guarantor of any covenant or other term of this Lease or any document expressed to be supplemental to this Lease or

         9.1.3    an individual Tenant becomes bankrupt or

         9.1.4    a company Tenant or the Guarantor

                  9.1.4.1 enters into liquidation whether compulsory or voluntary (but not if the liquidation is for amalgamation or reconstruction of a solvent company) or Administration Order made against it

         9.1.5 the Tenant enters into an arrangement for the benefit of it is creditors

         or

         9.1.6 the Tenant has any distress or execution levied on its goods the Landlord may re-enter the Premises (or any part of them in the name of the whole) at any time (and even if any previous right of re-entry has been waived) and then the Term will absolutely cease but without prejudice to any rights or remedies which may have accrued to the Landlord against the Tenant or the Guarantor or to the Tenant against the Landlord in respect of any breach of covenant or other term of Lease (including the breach in respect of which the re-entry is made) shall be lawful for the Landlord into and upon the Premises or any part thereof to enter and distrain and the distress or distresses there found to dispose of in due course of the law and to apply the proceeds therein in or towards payment of Rent in arrear and all cost charges and expenses incurred by the non-payment thereof and so that the power of the Landlord to distrain upon the Premises for rent in arrear shall extend to and include any tenants fixtures and fittings not otherwise by law distrainable which may from time to time be thereon and be without prejudice to all other rights and remedies available

9.2      Exclusion and use Warranty
Nothing in this Lease or in any consent granted by the Landlord under this Lease shall imply or warrant that the Premises may lawfully be used under the Planning Acts for the purpose authorised in this Lease (or any purpose subsequently authorised)

9.3 Entire Understanding

This Lease embodies the entire understanding of the parties relating to the premises and to all the matters dealt with by any of the provisions of this Lease

9.4 Representations

The Tenant acknowledges that this Lease has not been entered into in reliance wholly or partly on any statement or representation made by or on behalf of the Landlord except any such statement or representation that is expressly set out in this Lease or is set out in writing by the solicitors for the landlord

9.5 Licences etc Under Hand

Whilst the Landlord is a limited company or other corporation all licences consents approvals and notices required to be given by the Landlord shall be sufficiently given if given under the hand of a director the secretary or other duly authorised officer of the Landlord or the Surveyor on behalf of the Landlord

9.6 Tenant s Property

If after the Tenant has vacated the Premises on the expiry of the Term any property of the Tenant remains in or on the Premises and the Tenant fails to remove it within 14 days after being requested in writing by the Landlord to do so or if after using its best endeavour the Landlord is unable to make such a request to the Tenant within 21 days from the first attempt so made by the
Landlord:

    9.6.1 the Landlord may as the agent of the Tenant sell such property and the Tenant will indemnify the Landlord against any liability incurred by it to any third party whose property shall have been sold by the Landlord in the mistaken belief held in good faith (which shall be presumed unless the contrary be proved) that such property belonged to the Tenant

    9.6.2 if the Landlord having made reasonable efforts is unable to locate the Tenant the Landlord shall be entitled to retain such proceeds of sale absolutely unless the Tenant shall claim them within 6 months of the date upon which the Tenant vacated the Premises and
    9.6.3 the Tenant shall indemnify the Landlord against any damage occasioned on the Premises and any actions claims proceedings costs expenses and demands made against the Landlord caused by or related to the presence of the property or on the Premises

9.7 Compensation on Vacating

   Any statutory right of the Tenant to claim compensation from the Landlord on vacating the Premises shall be excluded to the extent that the law allows

9.8 Service of Notices

The provisions of the Law of Property Act 1925 Section 196 as amended by the Recorded Delivery Service Act 1962 shall apply to the giving and service of all monies and documents under or in connection with the Lease except that
Section 196 shall be deemed to be amended as follows:

     9.8.1 the final words of Section 196(4)... and that service.., be delivered shall be deleted and there shall be substituted . . and that service shall be deemed to be made on the third Working Day after the registered letter has been posted 'Working Day" meaning any day from Monday to Friday (inclusive) other than Christmas Day Good Friday and any statutory bank or public holiday

     9.8.2 any notice or document shall also be sufficiently served if sent by telephonic facsimile transmission or any other means of electronic transmission to the party to be served and that service shall be deemed to be made on the day of transmission if transmitted before 4pm on a Working Day but otherwise on the next following Working Day (as defined above) and in this clause party includes the Guarantor

     9.8.4 in the event that the Tenant or the Guarantor is a limited company any notice to be served on the Tenant or on the Guarantor shall be sent to its registered office

9.9 Tenant  Break Clause

If the Tenant wishes to determine this Lease at the end of the tenth year of the Term and shall give to the Landlord not less than six months notice in writing and shall up to the date of expiry of such notice have paid the Rents reserved by and substantially observed the tenant s covenants contained in this Lease then upon the expiry of such notice the Term shall immediately cease and determine but without prejudice to the respective rights of either parties in respect of any antecedent claim for breach of covenant subject to the following:

     9.9.1 If the Tenant shall exercise the right to determine this Lease referred to above the Tenant shall on service of such notice pay to the landlord a sum equivalent to six months Rent at the time when such notice is served

    9.9.2 The Landlord will use its best endeavours to re-let the Premises on such termination of the Term and if it is able to do so it will forthwith on completion of such new Lease repay to the Tenant a sum of money which shall be calculated by the following formula:

-


               RxP

               183
               where R = the six months rent paid by the Tenant
               P = the number of days from the commencement of such new Lease to the expiry of 183 days after the determination of this Lease

     9.9.3     For the purposes of this clause time shall be of the essence

9.10     Arbitration

Any disputed matter referred to arbitration under this Lease is to be decided by arbitration under Part of the Arbitration Act 1996 by a single arbitrator appointed by the parties to the dispute. If they do not agree on that appointment the then President of the Royal Institution of Chartered surveyors may appoint the arbitrator at the request of either party.

IN WITNESS of which this deed has been executed the day and year first above written

Executed as a Deed by HARVING    )
LIMITED acting                   )
by two Directors/A Director      )
and the Secretary                )

                                 Director

[on counterpart only]            Director/Secretary


Executed as a Deed by                  )
Limited                                )
acting by two Directors/A Director     )
and the Secretary                      )

                                 Director

                                 Director/Secretary


                              The Premises


ALL THOSE premises situate at and known as Unit 9, Kemble Business Park, Malmesbury, Wiltshire shown (for the purposes of identification only) edged red on the plan attached hereto or which premises form part of the land registered at HM Land registry under Title No. WT17735

      1.1 any Pipes that are in or on and that exclusively serve the Premises

      1.2    all additions and improvements to the Premises

      1.3 all Landlord s fixtures and fittings of every kind which shall from time to time be in or upon the Premises (whether originally fixed or fastened to or upon the Premises or otherwise) except such fixtures installed by. the Tenant that can be removed from the Premises without permanently defacing the Premises


                              FIRST PART

                            Rights Granted


1. A right of way together with the Tenant s servants and licensees with or without vehicles at all times and for all purposes connected with the use and enjoyment of the Premises for the permitted use over the area edged blue on the plan

2. To enjoy free and uninterrupted passage and running of water electricity gas telephone foul effluent or surface water and other services to and from the property through the Pipes which are now or may at any time during the Term be in under or passing through the remainder of the Landlord s Kemble Business Park Estate shown edged green and brown on the plan ('the retained land ) subject to payment of a fair proportion of the cost of repairing maintaining and renewing the same [NB This clause to be clarified]

3. With workmen and others at all reasonable times on notice (except in the case of emergency) to enter upon the retained land for the purpose of repairing cleansing and maintaining or renewing any buildings on or any such Pipes serving the Premises subject to making good any damage caused



                                 SECOND PART

                               Rights Reserved

There shall be excepted and reserved to the Landlord and the Landlord s successors in title the owners and occupiers for the time being of the retained land the following rights:


1. To enjoy free and uninterrupted passage and running of water electricity gas telephone foul effluent or surface water and other services to and from the retained land through all pipes which are now or may at any time during the lease period be in under or passing through the Premises subject to payment of a fair proportion of the cost or repairing maintaining and renewing the same

2. With workmen and others at all reasonable times on notice (except in the case of emergency) to enter upon the Premises for the purpose of repairing cleansing and maintaining or renewing the retained land and any buildings on the retained land or any such pipes serving the retained land subject to making good any damage caused

3. To connect into any water supply pipe running under the Premises and to take water therefrom subject to the Landlord installing a water meter and making payment on demand to the Tenant or the water supply company for the costs of water used

4. A right of way with or without vehicles over the land hatched red on the plan



                               SECOND SCHEDULE

                            Rent Review Provision


In this Clause:

1.1.     "The Review Date" means the................day of.................2005,
         the..................day of.............20l0 and the...............day
         of..........20l5 as the case may be

1.2 "The Market Rack Rent" means the full yearly rack rent (at the rate payable following the expiry of any rent free period or periods at a concessionary rent which would reasonably be allowed by a willing lessor to a lessee for the purposes of fitting out in the open market on the Review Date) payable quarterly in advance without deduction or reduction on the usual quarter days exclusive of all outgoings at which the demised premises might reasonably be expected to be let at the Review Date for a term of equal to the longer of the unexpired residue of the term hereby created as at the relevant Review Date and ten years commencing on the relevant Review Date with vacant possession for immediate beneficial occupation and use by a willing lessor to a willing lessee on the open market without payment of any fine or premium on the assumption (if not a fact) that the use permitted by Clause 1.7 is for the purposes of the Planning Acts lawful unconditional and not personal and that the Premises are at the relevant Review Date fit for immediate beneficial occupation and use in good and substantial repair and in such a state and condition in all respect as to show full compliance with all the Tenant's obligations hereunder in that regard and that no work has been carried out thereon by the Tenant or any sub-tenant or any occupier of by their respective predecessors in title during or prior to the commencement of the Term which has diminished the rental value of the Premises and that if the Premises or any part thereof have been destroyed or damaged they have been fully restored and that all VAT (if any) payable by any willing lessee and its successors in title and any prospective sub-tenant is recoverable by such willing lessee and any prospective sub-tenant in full from H M Customs and Excise but disregarding any effect on the rental value of:


         1.2.1 the fact that the Tenant or any sub-tenant or their respective predecessors in title have been in occupation of the Premises

         1.2.2 any goodwill attached to the Premises by reason of the carrying on there of the business of the Tenant any sub-tenant or their predecessor in their respective businesses

         1 2.3 any works carried out (otherwise than in pursuance of an obligation to the Landlord or at the Landlords expense or in respect of which compensation is payable under the Landlord & Tenant Act 1927) with the consent of the Landlord (so far as required hereunder) during the Term by the Tenant or any sub-tenant


         1.2.4 any statute which has the effect of rendering irrecoverable regulating or restricting the amount of rent which might otherwise be payable but otherwise upon terms and subject to covenants agreements stipulations apd conditions similar to those herein contained except as to the amount of the Rent including similar provisions for review thereof other than the assumption relating to the recoverability of any VAT payable by ~ny willing lessee and its successors in title or any prospective sub-tenant

         2.1.1 If the Market Rack Rent as at the relevant Review Date shall not have been agreed in writing between the Landlord and the Tenant by a date two months prior to the Review Date then the ascertainment thereof may at any time after such date two months prior to that Review Date be referred to the determination of an independent Surveyor who shall be appointed jointly by the Landlord and the Tenant or (if the parties are unwilling or unable to agree) by the President or Vice President for the time being of the Royal Institution of Chartered Surveyors on the application of either the Landlord or the Tenant and whose proper fee and expenses shall be paid as he shall direct

         2.1.2 the said President may upon the request of either the Landlord or the Tenant in writing discharge the independent surveyor and appoint another independent surveyor in his place if the independent surveyor shall die delay or become unwilling or incapable of acting

2.2 unless the Landlord shall prior to the appointment of such independent Surveyor have served on the Tenant notice in writing (hereinafter called "the expert notice") that the independent Surveyor shall act as an expert such independent Surveyor shall act as an arbitrator and the Arbitration Acts 1950 to 1979 shall apply and he shall on his appointment serve written notice thereof on the Landlord and the Tenant

2.3 if an expert notice shall be served then the independent Surveyor acting as an expert shall:

        2.3.1 on his appointment serve written notice thereof (hereinafter called "the appointment notice") on the Landlord and the Tenant

        2.3.2 without prejudice to his discretion which shall be unfettered consider any written representations by or on behalf of the Landlord or the Tenant submitted to him within 6 weeks of the date of service of the appointment notice

        2.3.3 forthwith on the expiry of the said period of 6 weeks serve copies of any written representation received during such period on of the Landlord and the Tenant

        2.3.4 without prejudice to his discretion which shall be unfettered consider any counter submissions made in writing by or on behalf of the Landlord or the Tenant in response to the written representations referred to in clause 2.3.3. above submitted to the Independent Surveyor within four weeks of the date of expiry of the period of six weeks referred to in clause 2.3.2 above

        2.3.5 forthwith on the expiry of the said four weeks serve copies of all written counter submissions received during such period on each of the Landlord and the Tenant

        2.3.6 serve notice of his determination of the Landlord and the Tenant as soon as he had made it giving written reasons for his determination


And such determination shall be final and binding on the Landlord and the Tenant

3. The Rent payable hereunder as from the relevant Review Date shall be the greater of the Rent payable hereunder immediately prior to the relevant Review Date ignoring any cesser of rent which may be in force and ignoring any statutory reduction or restriction of the rent for the time being in force and the Market Rack Rent at the relevant Review Date and the Tenant HEREBY FURTHER COVENANTS with the Landlord to pay the same accordingly PROVIDED that if the Market Rack Rent shall not have been agreed or determined pursuant to the provisions of this clause before the relevant Review Date then until the Market Rack Rent shall have been so agreed or determined the Tenant shall continue to pay the Rent on account at the rate at which the Rent was payable for the year immediately preceding the relevant Review Date and when the Market Rack Rent shall have been agreed or determined the Tenant shall forthwith pay to the Landlord as additional rent an amount equal to the difference between the rent paid on account as aforesaid and the Market Rack Rent as agreed or determined as aforesaid in respect of the period from the Review Date to the next quarter day after such agreement or determination together with interest thereon at 2% above the base rate of Lloyds Bank plc


4. Immediately after each review of the rent hereunder a Memorandum of the reviewed Rent shall be endorsed on this lease and on the Counterpart hereof in such terms as the Landlord shall reasonably require


                               THIRD SCHEDULE

                               Service Charge


1. 'Service costs means the amount the Landlord spends in carrying out all the obligations imposed by this Lease (other than the covenants or quiet enjoyment and insurance of the Premises) and not reimbursed in any other way including the cost of borrowing money for that purrpose


     'final service charge means the relevant percentage of the service costs 'interim service charge instalment means a quarterly payment on account of the final service charge which is [£] until the Landlord gives the Tenant the first service charge statement (mentioned below) and after that is a quarter of the final service charge on the latest service charge statement

     'relevant percentage means the percentage of the service costs which the Landlords surveyor reasonably certifies as the percentage of service costs which ought to be attributed to the Premises having regard to the floor area of the buildings on the Premises and the floor area of the buildings on the retained land (NB This clause to clarified]


2    The Landlord must:


  (a)  keep a detailed account of service costs

  (b) have a service charge statement prepared for each period ending on 24th June during the lease period which:

       (i) states the service costs for that period with sufficient particulars to show the amount spent on each major category of expenditure

       (ii) states the amount of the final service charge

       (iii)states the total of the interim service charge instalments paid by the Tenant

       (iv) states the amount by which the final service charge exceeds the total of the interim service charge instalments ('negative balance ) or vice versa ('positive balance )

       (v) is certified by a member of the Institute of Chartered Accountants in England and Wales that it is a fair summary of the service costs set out so that it shows how they are or will be reflected in the final service charge and is sufficiently supported by accounts receipts and other documents which have been produced to him


3. On each day on which rent is due under this Lease the Tenant is to pay the Landlord an interim service charge instalment

4. (a) If a service charge statement shows a positive balance the Landlord must pay that sum to the Tenant when giving the statement

   (b) If as service charge statement shows a negative balance the Tenant must pay that sum to the Landlord within fourteen days after being given the statement

5.     Every service charge statement is conclusive as to the information in it